SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 1)

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[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
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        (as permitted by Rule 14a-6(e)(2))


                           SRI/SURGICAL EXPRESS, INC.
                (Name of Registrant as Specified in Its Charter)



                                  COMPANY NAME
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



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                           SRI/SURGICAL EXPRESS, INC.

                           PROXY STATEMENT SUPPLEMENT
                        FOR ANNUAL MEETING TO BE HELD ON
                                  MAY 16, 2001

         This supplements the Proxy Statement dated April 2, 2001 of SRI/Surgical Express, Inc., soliciting proxies to be voted at its Annual Meeting of Shareholders to be held on May 16, 2001. This supplements information on page 17 of the Proxy Statement regarding Proposal No. 4, Ratification of Appointment of Independent Auditors.

                                 PROPOSAL NO. 4


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The fees of Ernst & Young for its annual audit of the Company's 2000 financial statements were $83,000. Its other fees for tax compliance and related services were $47,000. The Audit Committee has determined that the auditors' provision of these non-audit services does not affect the auditors' independence.

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